Exhibit 99.2

FIRST AMENDMENT TO

SIXTH AMENDED AND RESTATED SERVICE AGREEMENT

This First Amendment (the “First Amendment”) effective as of April 1, 2025 (“the First Amendment Effective Date”) is to the Sixth Amended and Restated Service Agreement dated January 1, 2025, (the “Agreement”), by and between Comenity Servicing LLC, (“Servicer”) a Texas limited liability company, with its principal place of business at 3095 Loyalty Circle, Columbus, OH 43219 and Comenity Capital Bank, (“Bank”) a Utah industrial bank, with its principal place of business at 12921 South Vista Station Boulevard, Suite 100, Draper, UT 84020.

RECITALS

WHEREAS, Servicer provides certain services to Bank pursuant to the Agreement;

WHEREAS, Bank and Servicer now desire to amend the Agreement as stated below.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1.   Amendments. As of the First Amendment Effective Date:

a.  Appendix A, Services. Appendix A to the Agreement (Services) is hereby deleted in its entirety and replaced with a new Appendix A in the form attached hereto as Exhibit A.

b.  Appendix B, Performance Standards. Appendix B to the Agreement (Performance Standards) is hereby deleted in its entirety and replaced with a new Appendix B in the form attached hereto as Exhibit B.

c.  Appendix C, Fee Schedule. Section IV of Appendix C (Fee Schedule for Split Pay and Installment Loan Lending), is hereby deleted in its entirety and replaced with a new Section IV in the form attached hereto as Exhibit C.

d.  Appendix D, Total Monthly Performance Standard Credit Calculation. Appendix D to the Agreement (Total Monthly Performance Standard Credit Calculation) is hereby amended by deleting the following sentence in its entirety:

“Notwithstanding the foregoing, for purposes of determining the amount set forth above, all Performance Standards set forth in Section IV of Appendix B and any related Performance Standard failures shall be excluded from the above calculation for all purposes.”

2.   Miscellaneous. Capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement. Other than as set forth above, the parties agree that the Agreement, as amended by this Amendment, shall continue in full force

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
1

and effect. The parties may execute this Amendment in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

[Signature page follows]

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
2

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their authorized officers effective as set forth above.

COMENITY CAPITAL BANK

By:	/s/ Bruce Bowman

Name:	Bruce Bowman

Title:	President, Comenity Capital Bank

COMENITY SERVICING LLC

By:	/s/ Tammy McConnaughey

Name:	Tammy McConnaughey

Title:	President, Comenity servicing LLC

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
3

EXHIBIT A

AMENDED AND RESTATED APPENDIX A

See attached.

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
Exhibit

APPENDIX A

SERVICES

Servicer will provide the following Services to Bank, subject to and in accordance with Bank’s policies, procedures and directives. Servicer shall provide all of such Services in accordance with the direction of and guidance provided by Bank management and/or in accordance with industry best practices.

SECTION I: SERVICES APPLICABLE TO ALL COMENITY CAPITAL BANK PRODUCTS

Service Category	Service Description
Accounting Support

•

All services and support deemed reasonable, as compared to similar financial services provided by an internal accounting department, including but not limited to posting of transactions, general ledger support, timely account reconciliation, timely preparation of financials and preparation of budget, forecast & capital stress testing.

Collections

•

Manage collection of overdue accounts from initial delinquency through charge-off.

•

Manage special account processing including bankruptcy, deceased & settlement offers.

•

Manage collection agencies and law firms retained to collect overdue accounts.

•

Manage sales of accounts to debt buyers.

Complaints Management

•

Complaints Management Governance and Oversight: Provide services and support in establishing procedures, definitions and standards for handling complaints received through all intake channels, and oversee and govern the handling, resolution, monitoring, analysis and reporting of all complaints.

•

Complaints Handling: Identify, capture, investigate, respond to and document complaints and related risks in system of record in accordance with definitions and requirements of the Bank policies and procedures and regulatory requirements.

•

Complaint Reporting: Prepare Complaints Management reporting on all Tiers of complaint data. Complete qualitative review of complaints through data mining to determine root causes driving complaints and assist in solutioning for reduction in complaints.

•

Other complaint management services, as requested.

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
A-1

Service Category	Service Description
Compliance Management System	• Perform transactional testing and monitoring activities to identify and report on relevant issues and process improvement opportunities.
Credit Management

•

Provide services related to all aspects of the Bank’s credit management programs including underwriting and account management to ensure processes to identify, evaluate, mitigate, and monitor credit risk will adhere to the Bank’s established credit risk appetite, tolerances and limits, and comply with all applicable Bank credit risk management policies, strategies, and related laws and regulations.

•

Ensure that key credit risk strategies are thoroughly analyzed and effectively documented, presented and approved by the Bank as required, and that credit actions adhere to the Bank credit policy and regulatory requirements.

•

Prepare and deliver presentations regarding key credit risk trends, issues, exposures, effectiveness of strategies, and other information as requested by the Bank.

•

Provide other Credit Risk services, as requested.

Data Processing

•

Manage all aspects of processing platform(s), including day to day operation, backups and maintenance, and disaster recovery.

•

Provide a 24 X 7 control center/help desk facility to monitor and manage data processing operations on behalf of Bank.

•

Ensure availability of the Enterprise Data Warehouse (“EDW”) and Enterprise Data Hub (“EDH”). The EDW and EDH are used to compile and store all data generated as part of operations of the bank.

•

Manage incoming data transmission, online reports and files from specified contractual sources within the specified timeframes.

End User Support	• Provision of hardware, software and support to ensure continuous functioning of end user computing needs.
Facilities Management

•

Assist with management of the premises and its contents.

•

Provide property management services for Bank.

•

Provide real property services, including leasing commercial and/or office space.

•

Provide timely completion and systemic tracking for corrective and preventative services and work orders.

Fraud

•

Provide Fraud services and platform to prevent, detect, mitigate and investigate fraud on cardholders’ accounts, which includes transaction monitoring, strategy design and analysis, fraud loss reporting, customer fraud claim resolution, and document retention to comply with applicable laws and regulations.

•

Create and monitor alerts, develop strategies, and perform other necessary functions in order to detect, mitigate, and prevent fraud within the bank’s fraud risk appetite for our accounts.

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
A-2

Service Category	Service Description
Information Security Support	• Provide technologies and manage network and application access to protect client/customer data while assuring privacy and regulatory compliance.
Information Technology Servicing/Outsourcing

•

Provide Information Technology services, platform, network, including telecommunications through a secure environment, which can be outsourced to third and fourth parties, including but not limited to:

•

Timely Incident Restoration.

•

Unix/Linux Server Availability.

•

Windows Server Availability.

•

Mainframe Availability.

•

Critical Application Availability.

•

Data/Voice Connectivity Availability.

•

Stability of Integration Hub API’s Supporting Critical Applications.

•

Implementation of Critical Security Updates/Patches.

•

Completion of Critical Batches.

•

Authorizations.

•

Account maintenance through self-service or Care Center Associate.

•

Other IT services as needed.

•

Provide IT Quality services as listed below:

•

Provide management of production defects.

•

Maintain tracking of Critical and High defects.

•

Maintain listing of critical applications supporting the Bank.

•

Maintain oversight of critical application performance.

•

Provide monitoring of IT fixes implemented.

•

Other IT Quality Services, as requested.

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
A-3

Service Category	Service Description
Issues Management

•

Assignment of issue ownership, risk pillar, and issue reviewer.

•

Validation of completeness and accuracy of issue description.

•

Verification of root cause accuracy.

•

Establishment of remediation plans and ownership.

•

Identify applicable risk(s) and assign to issue.

•

Responsible for remediation and issue validation by the issue owner.

•

Participate in Issue Working Group (IWG).

•

Escalate remediation roadblocks and service standard non-adherence to Risk Advisors and IWG, as needed.

Model Development

•

Perform model development activities, including new models and changes to existing models as needed, including the CECL Model.

•

Complete model monitoring as scheduled, and provide reporting of monitoring results, including the CECL Model.

•

Follow Model Governance Framework.

•

Maintain all required documentation.

•

Other FLOD model services, as requested.

Model Risk Management

•

Perform and/or coordinate validation activities (Validation, annual reviews, Monitoring & Maintenance, findings management) of models developed that are owned by the Bank, including the CECL Model.

•

Ensure model development and validation standards, processes and outputs are in compliance and within related regulatory requirements, policy, and practice.

•

Maintain all required documentation.

•

Other Model Risk Management services, as requested.

People and Culture	• Assist in the recruiting, training, and management of staff.
Project Management	• Provide a structure and control of the project environment to achieve the agreed activities by delivering the right products or services to meet expectations on time.
Quality Management

•

Design and/or execute testing of business processes, using a risk based approach.

•

Utilize a framework to drive visibility and accountability of business owners to drive improvement in quality controls including resolving issues and/or gaps.

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
A-4

Service Category	Service Description
Security

•

Identify and Secure Critical Infrastructures: Evaluate and identify critical infrastructures within the institution. Deploy physical security personnel based on the criticality of each location and the potential impact of immobility on business operations, in accordance with the Bank Protection Act.

•

Implement Video Surveillance: Ensure video surveillance systems are in place for Critical Computing Centers and general office spaces to prevent unauthorized access and mitigate security risks.

•

Develop and Disseminate Safety Policies: Formulate, document, and communicate comprehensive safety policies and procedures to all relevant stakeholders, ensuring compliance with regulatory requirements and fostering a secure working environment.

Vendor Management Services

•

Complete Vendor Engagement due diligence reviews and assign tier.

•

Complete annual reviews and oversight of vendor engagements as required by policy and procedures.

•

Report critical and material vendor incidents as defined by policy and procedures.

•

Support regulatory exams and provide documentation as requested by the Banks.

•

Responsible for completing FLOD roles and responsibilities as outlined in the Bank Vendor Risk Management Policy.

•

Timely completion of KRI / RAM, and other vendor metrics.

•

Complete RCSA control testing to ensure identified risks are adequately controlled and risk tolerances are maintained throughout the business process.

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
A-5

SECTION II: SERVICES APPLICABLE TO REVOLVING CREDIT CARDS

Service Category	Service Description
Card Embossing & Issuance	• Provide end to end processing of card embossing requests, either from initial account set-up or for replacement cards.
Contract Commitment Oversight	• Holistic measurement of reputational risk, financial impact and high value brand performance of Bank’s Brand Partners.
Customer Communications

•

Produce and mail customer communications; including periodic statements and dunning letters, customer service correspondence, adverse action letters and change in terms notices.

•

Ensure accuracy and timeliness of customer communications.

Customer Service

•

Process all customer inquiries (received via telephone/mail/fax/electronic), including a toll free customer inquiry number.

•

Respond to billing inquiries, account disputes and adjustments, billing error resolution, provision of duplicate copies of billing documentation (as requested).

•

Serve as a liaison between customers and clients for communication of product/service disputes.

•

Provide call resolution support.

•

Timely fulfillment of Gift Card, eCertificate, Merchandise orders.

New Account Processing

•

Receive and process applications received via all application channels.

•

Provide Credit scoring and adjudication in accordance with Bank credit criteria.

•

Refer application exceptions to appropriate Bank representative.

•

Establish approved accounts on account processing platform.

•

Send declined accounts adverse action letters.

Payment Processing

•

Provide secure payment processing for ACH payment types, including, but not limited to

•

Remittance (ARC).

•

Include payment exception item processing and deposit of funds into Bank specified

•

account(s).

•

Report action taken on returned payments.

•

Ensure timeliness and accuracy of payment processing/encoding.

•

Ensure accuracy of daily payment files resulting in credits, posting.

•

Ensure availability of payment processing systems maintained.

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
A-6

SECTION III: SERVICES APPLICABLE TO DIRECT RETAIL DEPOSIT

Service Category	Service Description
Check Processing

•

Provide secure payment processing of customer remittances at Servicer’s national remittance center facility.

•

Include payment exception item processing and deposit of funds into Bank-specified account(s).

Customer Service

•

Process all customer inquiries (received via telephone/mail/ electronic).

•

Provide Quality Management oversight of call quality and service event handling of Account Inquiries, Requests for Monetary Transactions, Dispute Inquiries, etc. (as documented in Care Center procedures or as requested).

Mail Processing	• Provide secure mail processing of customer remittances at Servicer’s national remittance center facility.

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
A-7

SECTION IV: SERVICES APPLICABLE TO SPLIT PAY AND INSTALLMENT LOAN LENDING

Service Category	Service Description
Collections	• Manage collection of overdue accounts from initial delinquency through charge-off through voice and non-voice communications. • Manage special account processing including bankruptcy & deceased.
Customer Service

•

Process customer inquiries (received via telephone/ email).

•

Resolve customer inquiries - checkout support, application status, order status, account maintenance, payments, order disputes / chargebacks, credit bureau disputes.

•

Conduct pre-origination fraud investigations including white listing or adversing applicants.

•

Conduct post-origination fraud investigations including confirmation of the contractual debt or recommending fraud charge-offs.

IT

•

Hosting Platform: Provide technology infrastructure support and ensure system uptime of applications.

•

Daily posting of transactions, payments & general ledger production.

•

Daily merchant settlement ACH file transmission.

•

Ensure access to monthly summary reporting.

New Accounts Processing

•

Receive and process applications received via all application channels.

•

Provide Credit scoring and adjudication in accordance with Bank credit criteria.

•

Establish approved accounts on account processing platform.

•

Send declined accounts adverse action letters.

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
A-8

EXHIBIT B

AMENDED AND RESTATED APPENDIX B

See attached.

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
Exhibit B

APPENDIX B

PERFORMANCE STANDARDS

Servicer will perform the Services in accordance with the Performance Standards set forth below.

SECTION I: PERFORMANCE STANDARDS APPLICABLE TO ALL COMENITY CAPITAL BANK PRODUCTS

Service Category	Performance Standard	Measuring Period

Accounting Support	Process 98% of all check payments within 5 days of receipt; payments must be processed utilizing the date of receipt, unless the delay in crediting does not result in a finance charge or other charge.	M

Collections	A same-day collection attempt will be made on at least 85% (monthly average) of the collection accounts that are downloaded daily into the dialer categories.	M
	Conduct one annual on-site audit/review of each agency that is either receiving active account placements and/or has a minimum of $1M in Bank account balances.	M
	Conduct remote monitoring quarterly of each agency engaged in the collection of Bank accounts.	Q
	Provide account level details to Bank on accounts to be sold as part of the debt-sales program to ensure appropriate exclusions have been applied.	M

Complaints Management	Servicer will maintain a first case resolution percentage of 83% for all Tier 3 complaints. First case resolution will be defined for complaints as no additional complaint opened within 30 days.	M
	Complete 80% of the Tier 1 and Tier 2 (per program definition) consumer complaints within 15 calendar days.	M
	Complete 100% of the Tier 1 and Tier 2 (per program definition) consumer complaints within 60 calendar days.	M

Data Processing	Help desk support is available 24/7 where at least 90% of monthly inbound calls are answered within 20 seconds or less.	M

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
B-1

Service Category	Performance Standard	Measuring Period
	Deliver 99% of daily EDW data transmissions from the mainframe to be available for consumption on the required contractual source file frequency within 48 hours, outside of planned maintenance activities.	M
	100% Month-End online reports generated by target time.	M
	95% Daily online reports available by target time.	M
	95% of Online files updated by 2:00AM (CTZ).	M
	100% of Online files updated by 4:00AM (CTZ).	M
	Initiate transfer of 95% Daily Outgoing transmissions by specified time.	M
	Initiate transfer of 100% Monthly Outgoing transmissions by specified time.	M
	Initiate transfer of 95% PLP Services Files by specified time.	M
End User Support	Work 95% of service requests within 15 business days.	M
Fraud	Service 80% of inbound fraud calls within 25 seconds or less.	M
	Notify all applicants of action taken within 30 calendar days of receiving a completed deposit fraud evaluation.	M
	Investigate and resolve any deposit fraud claim within 10 business days.	M
	Process and investigate 99% of fraud claims to ensure appropriate customer resolution within 90 days in accordance with applicable Regulatory timeframes.	M
	Submission of Indemnification/Hold Harmless and RDFI WSUD requests will occur within 10 business days of unauthorized returns or fraud losses.	M
	Review and decision Transfer Limit Increase Service Events within 2 business days (M-F excluding Federal Holidays).	M
	Priority 1 Incidents Restored within Defined time.	M

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
B-2

Service Category	Performance Standard	Measuring Period
Information Technology Services/Outsourcing	97% of Priority 2 Incidents Restored within Defined time.	M
	96% of Priority 3 Incidents Restored within Defined time.	M
	No more than 1 Critical defect in production for critical applications per release.	M
	No more than 1 High defect in production for critical applications per release.	M
	98% of Code Modules Released into Production without Defect.	M
	Maintain 99.95% or greater Mainframe availability.	M
	Maintain 99% or greater of Critical Patches Applied within 30 Days.	M
	Maintain 99.95% or greater Unix & Linux Server availability.	M
	Maintain 99.95% or greater Windows Server availability.	M
	Maintain 99.53% data connectivity availability (measured as the availability of Lan, Wan, Internet and Client Connectivity).	M
	Maintain 99.53% voice connectivity availability (measured as the uptime of all voice connectivity components – SIP, PRI, POTs, e911).	M
	Maintain 99.9% availability for New Account systems to process all applications (SNAP).	M
	Maintain 99% Solution Builder (eCustomer Service) availability.	M
	Complete 99.5% of on Premise Mainframe Batch Production Stream Completion jobs within 1 business day of required completion time.	M
	99.9% of Authorization System Responsiveness for Co-Brand and uPLCC in 1 Second.	M
	99.9% of Authorization System Responsiveness for PLCC in .5 Second.	M
	99.99% of Authorization System Availability.	M

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
B-3

Service Category	Performance Standard	Measuring Period
	Maintain 99.9% transaction success of Account Center APIs.	M
	Maintain 99.9% transaction success of Mobile App APIs.	M
	Maintain 99.9% transaction success of IVR APIs.	M
	Maintain 99.95% transaction success of Customer Care APIs.	M
	Maintain 99.95% transaction success of Web Collections APIs.	M
	Maintain 99.95% availability of Web Collections.	M
	Maintain 99.95% availability of Alvaria.	M
	Maintain 99.95% availability of VCARS.	M
	Maintain 99.9% availability of Interactive Voice Response (IVR).	M
	Maintain 98.5% availability of First Dispute.	M
	Maintain 99.9% availability of PLP (Rewards).	M
	Maintain 99.9% availability of Financial Crime Risk Management (FCRM).	M
	Maintain 99.9% availability of Account Center (Web).	M
	Maintain 99.9% availability of Easy Pay.	M
	Maintain 99.5% Nautilus availability.	M
	Maintain 99.5% Fraud Detection Work Center availability.	M
	Maintain 99.95% Online System availability.	M
	Maintain 99.9% Defense Edge availability.	M
	Maintain 99.95% Fiserv RESTful Web Services availability.	M

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
B-4

Service Category	Performance Standard	Measuring Period
	Maintain 99.5% availability of Storage System.	M
	Maintain 99.9% availability of SQL.	M
	Complete 100% same day Fiserv Monetary Postings received by the designated cut-off time.	M
	Complete 100% same day Fiserv Non-Monetary Postings received by the designated cut-off time.	M
	Change Management: 95% of Change Requests completed on-time.	M
	Change Management: 88% of change records are successfully implemented into the production environment.	M
	Service Request Management: 88% of Service Requests completed on-time.	M
	Availability Management: Maintain 99.9% availability of Cloud Device dependent applications.	M
	Application Availability: Maintain 99.95% availability of Critical HIGH applications.	M
	Application Availability: Maintain 99.95% availability of Critical MEDIUM applications.	M
	Application Availability: Maintain 99.85% availability of Critical Low Important applications.	M
	97% of Severity 1 Root Cause Analyses completed on-time.	M
	PLP Services - Maintain 99.9% Rewards Website Fulfillment availability.	M
	PLP Services - Maintain 99.9% Partner API Availability.	M
	PLP Services - Maintain 99.9% Agent Portal availability.	M
	FCRM – OFAC Response: 99% of GO response within 750ms.	M
	FCRM – SAR Reporting: 100% of reporting sent to FinCen within 1 day of receipt.	M
	Restful Web Services System Responsiveness: Tier 1 - 98% within 250ms.	M

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
B-5

Service Category	Performance Standard	Measuring Period
	Restful Web Services System Responsiveness: Tier 2 - 97% within 500ms.	M
	Restful Web Services System Responsiveness: Tier 3 - 97% within 1000ms.	M
	Maintain 98.5% Availability of First Track.	M
	Maintain 99.9% Availability of DDA.	M
Issues Management	Contain 90% of non-technical issues impacting customers OR four or less non-technical issues if 90% is not achieved within timelines established in the Issues Management Procedure.	M
	Contain 90% of technology or system dependent issues impacting customers OR four or less technology or system dependent issues if 90% is not achieved within timelines established in the Issues Management Procedure.	M
	Close 90% of issues within timelines established in the Issues Management Procedure.	M
	Execute restitution for 90% of issues OR two or less issues if 90% is not achieved within timelines established in the Issues Management Procedure.	M
Quality Management	Complete Non-Operational quality testing on time as set forth in the Testing Schedule.	Q
	Complete Operational quality testing as set forth in the Quality Testing Schedule.	Q
	Servicer’s quality review for Tier 3 complaints will maintain an accuracy rate of 90% or higher. Quality management audits should consist of 96 customer complaint interactions each month. These reviews can consist of call listening or full process reviews. Complaints must be logged with the proper primary and secondary reason utilizing targeted attributes for logging the complaint.	M
	Complete monthly call monitoring on time as set forth in the Call Quality Schedule.	Q

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
B-6

SECTION II: PERFORMANCE STANDARDS APPLICABLE TO REVOLVING CREDIT CARDS

Service Category	Performance Standard	Measuring Period
Card Embossing and Issuance	Issue 95% of new and replacement cards within 5 business days. (This includes New cards, Replacement cards, Lost / Stolen cards).	M
Contract Commitment Oversight	Brand SLA failures shall not enable a contractual breach that enables a termination right.	M
	Brand SLA achievement measures not less than 95% achievement in a given month.	M
Customer Communications	Monthly periodic statements must be mailed or delivered at least twenty-one (21) days (calendar days) prior to the payment due date disclosed on the billing statement.	M
	Cardholder letters accurate 99.9% of the time.	M
	Cardholder statements accurate 99.9% of the time.	M
	100% of letters delivered to USPS on time.	M
	DDA Timeliness: 99.9% of documents will be made available within 24 hours of the applicable Daily Fully Composed AFP Statement File transmission.	M
	DDA Timeliness: 100% of documents will be made available within 32 hours of the applicable Daily Fully Composed AFP Statement File transmission.	M
Customer Service

Respond to written Cardholder inquiries (whitemail), response requirements are as follows:

•

90% within 8 business days.

•

100% within 30 calendar days.

•

100% within regulatory timelines, as applicable.

M
	Respond to written Cardholder inquiries (email), response requirements are as follows: • 90% within 4 business days. • 100% within 8 business days. • 100% within regulatory timelines, as applicable.	M

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
B-7

Service Category	Performance Standard	Measuring Period
	Abandon Rate: Calls that exit the IVR and are abandoned prior to being serviced by a live agent shall not exceed 5% of calls; excludes “quick abandons” (less than 10 seconds).	M
	Cardholder Dispute Response: Acknowledge 99% of Cardholder billing disputes within 30 calendar days.	M
	Cardholder Dispute Resolution: Resolve 99% of cardholder billing disputes within 2 billing cycles not to exceed 90 days.	M
	First Call Resolution: Calls that exit the IVR, are serviced by a live agent and result in no additional calls within 4 days shall not fall below 75%.	M
	Answer at least 80% of calls within 25 seconds or less. Primary Customer Service and Store Service live phone support to be measured individually across each call type (Customer Service, Voice Authorization, New Accounts).	M
	PLP Services - Calls answered timeliness: Answer 80% of calls within 30 seconds.	M
	PLP Services - Statement Credit Timeliness: 99% of credits delivered within 1 business day.	M
	PLP Services - Statement Credit Timeliness: 100% of credits delivered within 3 business days.	M
	PLP Services - Direct Deposit timeliness: 99% of deposits delivered within 1 business day.	M
	PLP Services - Direct Deposit Timeliness: 100% of deposits delivered within 3 business days.	M
	PLP Services - Redemption Processing timeliness: 100% of redemptions processed within 24 hours of when the redemption file is received.	M

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
B-8

Service Category	Performance Standard	Measuring Period
	PLP Services - Certificate Fulfillment timeliness: 100% of certificates fulfilled for all valid and applicable accounts within 24 hours.	M
	PLP Services - Catalog Order Merchandise Shipment (Min. Volume Threshold): 90% of merchandise shipped within 3 business days.	M
	PLP Services - Catalog Order Merchandise Shipment (Min. Volume Threshold): 99% of merchandise shipped within 10 business days.	M
	PLP Services - Catalog Order Merchandise Shipment (Min. Volume Threshold): 100% of merchandise shipped within 30 business days.	M
	PLP Services - Catalog Order In-store pickup (Min. Volume Threshold): 90% fulfilled within 6 business hours.	M
	PLP Services - Catalog Order In-store pickup (Min. Volume Threshold): 99% of orders fulfilled within 3 business days.	M
	PLP Services - Catalog Order In-store pickup (Min. Volume Threshold): 100% of orders fulfilled within 30 business days.	M
	PLP Services - Physical Gift Card Shipment (Min. Volume Threshold): 90% of gift cards shipped within 5 business days.	M
	PLP Services - Physical Gift Card Shipment (Min. Volume Threshold): 99% of gift cards shipped within 10 business days.	M
	PLP Services - e-Gift Card Delivery (Min. Volume Threshold): 90% of e-Gift cards delivered within 6 business hours.	M
	PLP Services - e-Gift Card Delivery (Min. Volume Threshold): 99% of e-Gift cards delivered within 3 business days.	M
	PLP Services - e-Gift Card Delivery (Min. Volume Threshold): 100% of e-Gift cards delivered within 30 business days.	M
	PLP Services - Supplier initiated cancellations/refunds will be <5% of total redemptions (PLP Catalog order merchandise shipment, catalog order in-store pickup, physical gift card shipment, e-Gift card delivery).	M
New Account Processing	Systemically process 97% of approved/declined new account application requests within less than or equal to 15 seconds.	M

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
B-9

Service Category	Performance Standard	Measuring Period
	Process 100% of domestic mail-in applications in 6 business days or less and international mail-in applications will be processed in ten (10) business days or less.	M
	New Account systemic monthly average response time less than or equal to 1 second.	M
	Notify 100% of Applicants of action taken within 30 calendar days of receiving a completed application concerning the approval of, counteroffer to, or adverse action on the application.	M
Payment Processing	Report return payments monthly reflecting appropriate action taken on customer accounts, within five business days of receipt.	M
	Process 99.9% of non-conforming payments within five business days of receipt.	M
	Process 98% of all conforming payments within 24 hours of receipt; payments must be processed utilizing the date of receipt, unless the delay in crediting does not result in a finance charge or other charge.	M
	99% of Payments received via Overnight Delivery service by 2:00am local time will be processed same day (subject to Company transmission deadline).	M
	No greater than 4 Encoding Errors per 100,000 payments made by DELUXE for a dollar or greater in which the intended amount on the check was clear (i.e. payment deposited to the wrong customer account when clearly identified or able to determine within parameters provided, providing duplicate images to the Financial Institution, etc.).	M
	No more than one DELUXE error per quarter where Company did not receive a credited transmission on a given day or sent duplicate file that caused duplicate posting to Company’s system.	M
	Maintain 99.6% availability of complete Image Online system during the defined days and hours: Monday – Friday during hours between 7:00am CST and 7:00pm CST.	M

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
B-10

SECTION III: PERFORMANCE STANDARDS APPLICABLE TO DIRECT RETAIL DEPOSIT

Service Category	Performance Standard	Measuring Period
Check Processing	Process 99% of mailed checks the day received by 4:00pm Eastern.	M
	Process all mailed checks received after 4:00pm Eastern within one (1) business day of receipt.	M
Customer Service	99% of messages will be completed within 4 business days of receipt.	M
	Service Events for monetary transaction requests will be created and sent the same business day of receipt when received prior to the daily cutoff at 2:00pm Eastern (ACH and wires). Service Events for all other requests will be created and sent the same business day of receipt when received prior to the daily cutoff at 4:00pm Eastern. Requests received after the cutoff times are considered next business day requests, and their associated Service Events will be completed by the applicable cutoff times.	M
	No more than 5% of monthly incoming calls will be abandoned after 30 seconds.	M
	Identify and log received disputes as received, ensure service event is created per procedures, and transfer service event to Back Office for processing.	M
	80% of calls answered within 25 seconds during the calendar month.	M
Mail Processing	Process all incoming mail received prior to 2:00pm Eastern.	M
	Print/mail all Total ID and Call Back letters for manual review applications.	M
	Scan and upload all received Total ID documents to manual review applications.	M
	Print/mail physical checks, updated tax forms and statement copies as requested.	M

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
B-11

SECTION IV: PERFORMANCE STANDARDS APPLICABLE TO SPLIT PAY AND INSTALLMENT LOAN LENDING

Service Category	Performance Standard	Measuring Period
Collections	A same-day collection attempt will be made on at least 85% (monthly average) of the collection accounts that are downloaded daily into the dialer categories.	M
Customer Service	Average speed of incoming calls answered - 80% within 25 seconds.	M
	Abandoned call rate - Abandoned calls after 20 seconds less than or equal to 5%.	M
	Average response to written inquiries - 95% within 5 business days.	M
	Account Center availability to Cardholders will be available 95% of the total minutes per month.	M
IT	Bread API Uptime => 99.9% (outside of agreed upon maintenance windows).	M
	Post all valid transactions to customer accounts within 24 hours of receipt of transaction on a business day, as measured at 12:00 AM Midnight Eastern Time.	M
	Post all valid electronic payment transactions (ACH, debit card, etc.) to customer accounts within 24 hours of receipt of transaction per banking business day, as measured at 12:00 AM Midnight Eastern Time.	M
	99.99% Monthly Success Rate for All Transactions.	M
	99.99% of all Critical API Calls for token creation must be 2,000 milliseconds or less (2 seconds).	M
	99.99% of all Critical API Calls for user creation must be 1,000 milliseconds or less (1 second).	M
	99.99% of all Critical API Calls for card creation must be 1,000 milliseconds or less (1 second).	M
New Account Processing	Systemically process 95% of approved/declined application requests within less than or equal to 15 seconds.	M

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
B-12

Service Category	Performance Standard	Measuring Period
	Notify 100% of Applicants of action taken within 30 calendar days of receiving a completed application concerning the approval of, counteroffer to, or adverse action on the application.	M

Abbreviation	Definition
M	Monthly
Q	Quarterly

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
B-13

EXHIBIT C

AMENDED AND RESTATED SECTION IV TO APPENDIX C

See attached.

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
Exhibit C

SECTION IV – FEE SCHEDULE FOR SPLIT PAY AND INSTALLMENT LOAN

LENDING

(APPLIES TO APPENDIX A, SECTION IV)

1.

Bank agrees to pay Servicer monthly for the Services provided under Section IV of Appendix A (the “Section IV Services”). The fee for such Section IV Services (the “Section IV Services Fee”) shall become due and payable by Bank not later than the 15th calendar day following the last day of the month in which the Services were performed, or the following business day if the 15th calendar day is not a business day.

2.

Servicer will provide to Bank, no later than the 10th calendar day of each month, a statement of the Section IV Services Fee incurred during the immediately preceding month (the “Section IV Fee Statement”). The Section IV Services Fee shall be an amount equal to: (a) the “Cost of Section IV Services” (as defined below), plus (b) a fifteen percent (15%) markup. The parties have agreed (based upon an independent third-party study) that a 15% markup is within the reasonable markup range which would be charged by an independent party on an arm’s length basis for the Section IV Services.

As used herein: “Cost of Section IV Services” for a particular month means the total cost of the Section IV Services provided to Bank by Servicer pursuant to this Agreement during such month, inclusive of payroll, benefits and associated expenses.

3.	Bank is responsible for examining the Section IV Fee Statement and promptly reporting any errors or irregularities to Servicer.

4.

Bank shall be responsible for all sales, use or excise taxes levied on accounts payable by Bank to Servicer under this Agreement, excluding taxes based upon Servicer’s income, employment of personnel or taxes from which Bank is exempt, provided Bank provides Servicer written evidence of such exemption.

5.

The parties will meet at least annually to review Servicer’s budgeted costs for the following year for the Section IV Services. Based on that review, the parties will use commercially reasonable efforts to determine appropriate adjustments to the forecasted fees and/or markup percentage. Such adjustments and component costs shall be documented in writing executed by both parties, which writing need not be in the form of a formal amendment to this Agreement, but shall be attached to and become a part of this Fee Schedule for Section IV Services once executed by Bank and Servicer.

6.

In addition to the foregoing and notwithstanding anything to the contrary herein, Bank shall reimburse Servicer for any payments made by Servicer to any third party in exchange for split pay or installment loan generation activity delivered through the third-party sales network, including merchant referrals (e.g., a percentage of revenue from loan volume). This payment shall be a straight pass through with no mark up.

First Amendment to Sixth Amended and Restated Service Agreement Comenity Servicing LLC/Comenity Capital Bank
C-1